UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017

CARBONITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Avenue de Lafayette, Boston, Massachusetts 02111
(Address of principal executive offices, including ZIP code)
(617) 587-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On January 30, 2017, the Company entered into a Fourth Amendment to Credit Agreement (the “Amendment”), which amends the Company’s existing Credit Agreement, dated as of May 6, 2015, with Silicon Valley Bank (as previously amended, the “Original Agreement;” as amended by the Amendment, the “Credit Agreement”). The Amendment (i) increases the Company’s line of credit under the Credit Agreement from $25 million to $40 million, (ii) amends the interest rate to be charged to the Company with respect to outstanding balances under the Credit Agreement and (iii) amends the terms of certain financial covenants with which the Company is required to comply during the term of the Credit Agreement. The foregoing description of the Amendment is summary in nature and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
On January 31, 2017, Carbonite, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Vero Parent, Inc. (“Vero Parent”), the sole stockholder of Double-Take Software, Inc. (“Double-Take”), and Vision Solutions, Inc. a wholly-owned subsidiary of Vero Parent, pursuant to which, simultaneously with the execution of the Agreement, the Company acquired all of the outstanding capital stock of Double-Take for a purchase price of $65,250,000, which was paid $59,750,000 in cash and $5,500,000 by the delivery of 332,326 shares of the Company’s common stock. The Agreement contains customary representations, warranties and covenants, including a covenant by the Company to enter into a Registration Rights Agreement whereby the Company agrees, subject to certain conditions, to file a registration statement to enable the resale of the Company's common stock. The forgoing summary does not purport to be complete and is qualified in its entirety by the Agreement and the related Registration Rights Agreement between the Company and Vero Parent, copies of which are filed as Exhibits 2.1 and 2.2 and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.
On January 31, 2017, the Company issued a press release announcing its preliminary financial results for the quarter ended December 31, 2016. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under this Item 2.02, including Exhibit 99.1 incorporated by reference herein, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01
On January 31, 2017, the Company issued a press release announcing (i) the execution of the Agreement and the transactions contemplated by the Agreement, and (ii) the Company’s preliminary financial results for the quarter ended December 31, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with the issuance of the press release attached hereto as Exhibit 99.1, the Company is holding a public conference call and webcast on January 31, 2017, at 5:30 p.m. ET, during which the Company will provide the investor presentation attached as Exhibit 99.2 to this Current Report. The presentation will also be posted on the investor relations portion of the Company’s website.

The information contained herein and in Exhibit 99.1 and Exhibit 99.2 incorporated by reference herein, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01, including the exhibits referenced herein, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)
Audited and Unaudited Financial Statements of Businesses. The Company will file any financial statements required by Item 9.01(a) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)
Pro Forma Financial Information. The Company will furnish any pro forma financial information required by Item 9.01(b) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

2.1	Stock Purchase Agreement by and among Carbonite, Inc., Vero Parent, Inc., and Vision Solutions, Inc., dated January 31, 2017.
2.2	Registration Rights Agreement by and between the Company and Vero Parent, Inc. dated January 31, 2017.
10.1	Fourth Amendment to Credit Agreement, dated as of January 30, 2017 by and between Silicon Valley Bank and Carbonite, Inc.
99.1	Press Release, dated January 31, 2017.
99.2	Investor Presentation dated January 31, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on January 31, 2016.

CARBONITE, INC.

By:	/s/ Danielle Sheer
Name:	Danielle Sheer
Title:	General Counsel, Vice President and Corporate Secretary